MYSTIQUE DEVELOPMENTS, INC.
                        1820 SOUTH ELENA AVENUE, SUITE B
                         REDONDO BEACH, CALIFORNIA 90277
                                 (310) 546-5741



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 17, 1997

TO THE STOCKHOLDERS:

     The Annual Meeting of the Stockholders of MYSTIQUE DEVELOPMENTS, INC., will be held at 1801 Broadway, Suite 600, Denver, Colorado at 10:30 a.m. on October 17, 1997, for the purpose of considering and voting upon the following:

     1. To elect three directors to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. To approve an Equity Incentive Plan;

     3. To approve an Incentive Stock Option Plan;

     4. To ratify previously granted stock options;

     5. To approve the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors;

     6. To amend and restate the Company's Articles of Incorporation to change the name of the Company to Colorado Wyoming Reserve Company and to delete the provisions permitting cumulative voting in the election of directors; and

     7. To transact such other matters as may properly come before the meeting or any adjournment(s) thereof.

     Only stockholders of record as of the close of business on September 22, 1997 (the "Record Date"), will be entitled to notice of or to vote at this meeting or any postponement or adjournment(s) thereof. A copy of the Annual Report to Stockholders for the Fiscal Year Ended June 30, 1997, is enclosed with this Notice and Proxy Statement.

     WE HOPE YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING, ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ FAISAL CHAUDHARY
                                          Faisal Chaudhary
                                          Secretary
September 25, 1997

                           MYSTIQUE DEVELOPMENTS, INC.

                                 PROXY STATEMENT

                                     FOR THE

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 17, 1997


                                  INTRODUCTION

     This Proxy Statement is furnished to stockholders of Mystique Developments, Inc., a Wyoming corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held on October 17, 1997 (the "Meeting"), and at any adjournment thereof, for the purpose of considering and voting upon the matters set forth in the Notice of Annual Meeting. The Meeting will be held at 1801 Broadway, Suite 600, Denver, Colorado at 10:30 a.m. This Proxy Statement and Proxy are being mailed to Stockholders on or about September 26, 1997.


                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only holders of the Company's $0.01 par value common stock ("Common Stock") of record as of the close of business on September 22, 1997 (the "Record Date"), will be entitled to notice of and to vote on matters presented at the Meeting. On August 15, 1997 there were 1,545,076 shares of Common Stock issued and outstanding, which constituted all of the outstanding voting securities of the Company. A majority of the Company's outstanding Common Stock represented in person or by proxy shall constitute a quorum at the Meeting. WITH RESPECT TO THE ELECTION OF DIRECTORS (PROPOSAL ONE) THE COMPANY'S ARTICLES OF INCORPORATION ENTITLE EACH SHARE OF COMMON STOCK TO VOTE CUMULATIVELY. Under cumulative voting, each share of Common Stock carries the number of votes equal to the number of directorship vacancies to be filled at the meeting. Thus, each stockholder has a number of votes equal to the number of shares he owns multiplied by the number of directorship vacancies. The stockholder may distribute such votes as he wishes among the candidates for each of the directorships. If a quorum is present at the Meeting, each directorship vacancy will be filled by the candidate for such vacancy receiving the greatest number of affirmative votes. With respect to all corporate matters other than the election of directors, each share of Common Stock is entitled to one vote and each fractional share is entitled to a fractional vote on any matters presented at the Meeting. If a quorum is present at the Meeting, the affirmative vote of a majority of shares voting is required for the approval of Proposals Two, Three, Four, Five and Six, and any other proper matter.

     If the enclosed Proxy is properly executed and returned, the shares represented thereby will be voted at the Meeting in the manner specified. If no specification is made on the Proxy, then the shares shall be voted in accordance with the recommendations of the Board of Directors. A Proxy may be revoked by a stockholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of another Proxy bearing a later date, or by attending the Meeting and voting in person.

     The accompanying Proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. Management knows of no other matters other than the matters set forth above to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying Proxy will vote such Proxy in accordance with their best judgment on any such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

                               PROXY SOLICITATIONS

     The cost of proxy solicitation by or on behalf of the Board of Directors will be borne by the Company. In addition to solicitation of proxies by use of the mail, certain of the Company's officers, directors or employees may solicit proxies personally or by telephone. Such officers, directors or employees will receive no additional remuneration in connection with the solicitation of proxies. The Company will also, where appropriate, request brokers, dealers, banks and their nominees to transmit proxy materials to their clients and will reimburse them for reasonable expenses related thereto.


                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)
                         CUMULATIVE VOTING IS PERMITTED

     Under the Company's Articles of Incorporation (the "Articles of Incorporation"), the number of directors on the Company's Board of Directors is determined according to the Company's Bylaws. The current number of members of the Board of Directors is fixed at three. At the Meeting, directors shall be elected to serve until the Annual Meeting of Stockholders in the year 1998.

     Pursuant to the requirements of the Articles of Incorporation, directors are elected by cumulative voting. This method of voting applies for purposes of electing directors only. Under cumulative voting, each share of Common Stock carries the number of votes equal to the number of directorship vacancies to be filled at the meeting. Thus, each stockholder has a number of votes equal to the number of shares owned, multiplied by the number of directorship vacancies to be filled at the meeting. The stockholder may distribute such votes as he wishes among the candidates for each of the directorships (i.e., the stockholder may cast all such votes for a single nominee or may distribute them among any two or more nominees). If a quorum is present at the Meeting, the three nominees who receive the highest number of votes represented in person or by proxy at the Meeting shall be the directors who will serve for the next year and until their successors are elected and qualified.

     The board is currently composed of three members. Each of the nominees for election is currently a director of the Company. The nominees for election as directors to serve for a one year term expiring at the Annual Meeting of Stockholders in the year 1998 are Kim M. Fuerst, Faisal Chaudhary and J. Samuel Butler. All of the nominees have expressed their willingness to serve, but if, because of circumstances not contemplated, any of the nominees is not available for election, the Proxy holders named in the enclosed Proxy form intend to vote for such other person or persons as the Board of Directors may nominate. Information with respect to each nominee is set forth under the heading entitled "Management - Directors and Executive Officers."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NOMINATED.



                 APPROVAL OF THE COMPANY'S EQUITY INCENTIVE PLAN
                                (PROPOSAL NO. 2)

     The Board of Directors of the Company has adopted, and submits for shareholder approval, the Mystique Developments, Inc. Equity Incentive Plan. A majority of the shares represented in person or by proxy which are entitled to be voted at the Meeting is required for adoption of this proposal. The summary of the Plan which appears below is qualified by reference to the full text of the Plan attached hereto as Appendix I.

     On April 5, 1997, the Board of Directors of the Company adopted the Plan under which various equity incentives may be granted to certain key employees, non-employee directors and consultants of the Company in order to provide such participants with added incentives to continue in the long-term service of the Company and to attract, retain and motivate such participants by providing an opportunity for investment in the Company to seek to enhance the profitability and value added of the Company for the benefit of its shareholders.

     One of the purposes of the Plan is to provide performance based incentives.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally limits the Company's federal income tax deduction for compensation paid to the Company's chief executive officer and four other highest paid executives in excess of $1 million to any executive. However, to the extent compensation is "performance-based compensation" within the meaning of Code section 162(m), it will not be subject to the Code section 162(m) deduction limitation. While the Company does not presently expect to make awards that would approach the $1 million limit at the time of grant, the value of stock-based awards could rise substantially over time, and the Company desires to have maximum flexibility in structuring awards to attain the best tax result for the Company and the participant. Additionally, as discussed below, some of the shares of Company stock issued under the Plan may not be performance based. Set forth below is a description of the features of the Plan.

EQUITY INCENTIVE PLAN SUMMARY

     To ensure the availability of equity awards to attract, motivate and retain employees, on April 5, 1997, the Board of Directors adopted the Plan, subject to stockholder approval at the Annual Meeting, under which 2,500,000 shares of Common Stock will be authorized for issuance.

     The Plan is intended to advance the interests of the Company by providing long-term incentives to the Company's employees, non-employee directors and consultants. Under the Plan, the Company may grant to employees and consultants awards of stock, restricted stock, stock options, performance shares, performance units or any combination thereof.

     The Plan is administered by the Board of Directors or the Incentive Plan Committee with respect to all grants. The Incentive Plan Committee, if appointed by the Board, would consist of at least two "non-employee" and "outside" members of the Board. Subject to the terms of the Plan, the Board of Directors determines the persons to whom awards are granted, the type of award granted, the number of shares granted, the vesting schedule, the type of consideration to be paid to the Company upon exercise of options and the terms of any option.

     Under the Plan, the Company may grant both ISOs intended to qualify under
Section 422 of the Code, and options which are not qualified as incentive stock options ("non-statutory stock options"). Incentive stock options may be granted only to persons who are employees of the Company.

     ISOs may not be granted at an exercise price of less than the fair market value of the Common Stock on the date of grant. The exercise price of non-statutory stock options granted under the Plan may be less than the fair market value of the Common Stock on the date of grant, such exercise price to be determined by the Board of Directors. The exercise price of ISOs granted to holders who own more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years. In all other cases, the terms of the options cannot exceed 10 years from the date of grant.

     Under the performance award component of the Plan, participants may be granted an award denominated in shares of Common Stock or in dollars. Achievement of the performance targets, or multiple performance targets established by the Board of Directors relating to corporate, group, unit or individual performance, based upon standards set by the Board of Directors, will entitle the participant to payment at the full amount specified with respect to the award, subject to adjustment at the discretion of the Board of Directors in the event of performance exceeding the minimum performance target, but below the maximum performance target applicable to such award. Payment may be made in cash, Common Stock or any combination thereof, as determined by the Board of Directors, and will be adjusted in the event the participant ceases to be an employee of the Company before the end of a performance cycle by reason of death, disability or retirement. The Plan provides for cancellation of all outstanding awards upon a participant's termination of employment for any other reason during a performance cycle.

     Under the restricted stock component of the Plan, the Company may, in selected cases. issue to a plan participant a given number of shares of restricted stock. Restricted stock under the Plan is Common Stock restricted as to sale, pending fulfillment of such vesting schedule and employment requirements as the Board of Directors determines. Prior to the lifting of the restrictions, the participant will nevertheless be entitled to receive distributions in liquidation and dividends on, and to vote the shares of, the restricted stock. The Plan provides for forfeiture of restricted stock for breach of the conditions of grant. Upon a participant's death, disability or retirement, all employment period and other applicable restrictions will lapse and such shares will be fully nonforfeitable.

     As of August 15, 1997, there were no outstanding options under the Plan.

     The Board of Directors may amend the Plan at any time or may terminate such plan without the approval of the stockholders. However, stockholder approval is required for any amendment which increases the number of shares for which options may be granted, changes the designation of the class of persons eligible to participate or changes in any material respect the limitation or provisions of the options subject to the plans. However, no action by the Board of Directors or stockholders may alter or impair any award previously granted without the consent of the award holder.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following is a general summary of the federal income tax consequences that may apply to recipients of options, performance shares and performance units under the Plan. Because the application of tax laws may vary according to individual circumstances, a participant should seek professional tax advice concerning the tax consequences to him of participating in the Plan, including the potential application and effect of state, local and foreign tax laws and estate and gift tax considerations.

   Incentive Stock Options ("ISO")

     A participant who is granted an ISO recognizes no taxable income when the ISO is granted. Generally, no taxable income is recognized upon exercise of an ISO unless the alternative minimum tax applies as described below. Instead, a participant who exercises an ISO recognizes taxable gain or loss when he sells his shares. Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as long-term capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted. In this event, the Company receives no deduction with respect to the ISO shares. Long-term capital gains of individuals presently may be taxed at lower rates than ordinary income but the deductibility of capital losses remains subject to limitation.

     If the participant disposes of the shares within one year after the option was exercised or within two years after the option was granted (a "disqualifying disposition"), he recognizes ordinary income on disposition of the shares, to the extent of the difference between the fair market value on the date of exercise (or potentially up to six months thereafter if the participant is subject to Section 16(b) of the Exchange Act) and the option price; provided, however, that in the case of a disposition where a loss, if sustained, would be recognized for tax purposes, the ordinary income recognized shall not exceed the net gain upon such disposition. Any additional gain will be taxed as capital gain. Any loss will be taxed as a capital loss. The Company generally receives a corresponding deduction in the year of disposition equal to the amount of ordinary income recognized by the participant.

   Effect of Alternative Minimum Tax

     Certain taxpayers who have significant tax preferences (and other items allowed favorable treatment for regular tax purposes) may be subject to the alternative minimum tax ("AMT"). The AMT is payable only if and to the extent that it exceeds the taxpayer's regular tax liability, and any AMT paid generally may be credited against subsequent regular tax liability. For purposes of the AMT, an ISO is treated as if it were an NSO (see below). Thus, the difference between fair market value on the date of exercise (or potentially up to six months thereafter) and the option price is included in income for AMT purposes, and the taxpayer receives a basis equal to such fair market value for subsequent AMT purposes. However, regular tax treatment (see above) will apply for AMT purposes if a disqualifying disposition, where a loss, if sustained, would be recognized, occurs in the same taxable year as the options are exercised.

   Non-Statutory Stock Options ("NSO")

     The tax treatment of NSOs differs significantly from the tax treatment of ISOs. No taxable income is recognized when an NSO is granted. but upon the exercise of an NSO, the difference between the fair market value of the shares on the date of exercise and the option price is taxable as ordinary income and generally is deductible by the Company. If the participant is subject to Section 16(b) of the Exchange Act, the date for measuring taxable income potentially may be deferred for up to six months after the date of exercise (unless the optionee makes an election under Section 83 (b) of the Code within 30 days after exercise), in which case the participant will be taxed currently upon exercise of the NSO in an amount equal to the excess, if any, of the fair market value of the shares at that time over the option price. Any future appreciation in the shares will be treated as capital gain upon the sale or exchange of the shares.

   Restricted Stock

     In general, a participant will not recognize taxable income upon the receipt of Restricted Stock, because such stock will be subject to restrictions which constitute a "substantial risk of forfeiture" within the meaning of
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") (including, for this purpose, any restriction under Section 16(b) of the Exchange Act). Rather, the participant will recognize ordinary income at such time as the restrictions no longer apply, in an amount equal to the fair market value of the stock at that time over the amount, if any, paid for the stock. However, a participant may elect to be taxed currently upon receipt of the stock (without regard to such restrictions) by making an election under Section 83(b) of the Code within 30 days of receipt. In this event, the participant will recognize ordinary income at the time of the receipt of the stock in an amount equal to the excess, if any, of the fair market value of the stock at that time over the amount, if any, paid for the stock. However, if the shares are later forfeited, the participant will not be entitled to any loss (except for any amount actually paid for the stock). Any future appreciation in the stock will be treated as capital gain upon the sale or exchange of the stock. The amount of compensation income to the participant generally is deductible by the Company. Any dividends paid to the participant on Restricted Stock before the stock is taken into income are ordinary compensation income to the participant and generally are deductible by the Company.

   Performance Shares

     A participant will recognize taxable income upon the receipt of stock in payment of performance shares in an amount equal to the fair market value of the stock at such time. If the participant is subject to Section 16(b) of the Exchange Act, the date of taxation potentially may be deferred for up to six months (unless the participant makes an election under Section 83(b) of the Code within 30 days after receipt). The amount of income recognized by the participant generally is deductible by the Company.

   Performance Units

     A participant will recognize ordinary compensation income on the receipt of cash in payment of performance units. This amount generally is deductible by the Company.

   Withholding

     The Company may withhold any taxes required by any law or regulation of any governmental authority, whether federal, state or local, in connection with any stock option or other award under the Plan, including, but not limited to withholding of any portion of any payment or withholding from other compensation payable to the participant, unless such person reimburses the Company for such amount.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AND IN FAVOR OF ADOPTION OF THE EQUITY INCENTIVE PLAN

                     APPROVAL OF INCENTIVE STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

     The Board of Directors of the Company has adopted, and submits for shareholder approval, the Incentive Stock Option Plan for Kim M. Fuerst, President of the Company (the "Incentive Plan"). A majority of the shares represented in person or by proxy which are entitled to be voted at the Meeting is required for approval of this proposal. The summary of the Incentive Plan below is qualified by reference to the full text of the Plan, attached hereto as Appendix II.

     On October 18, 1996, the Board of Directors of the Company adopted the Incentive Plan, subject to stockholder approval at the next Annual Meeting, under which incentive stock options for the purchase of 500,000 shares of Common Stock may be granted to Kim M. Fuerst to provide him with added incentives to continue in the long-term service of the Company and to create in him a more direct interest in the future success of the Company operations by relating his incentive compensation to increases in stockholder value. The Incentive Plan is administered by the Board of Directors, which may amend the Incentive Plan at any time or may terminate such plan without the approval of the stockholders, unless such approval is necessary or desirable. However, no such amendment may adversely affect any award previously granted without the consent of Mr. Fuerst.

     Under the Incentive Plan, all stock options are intended to qualify as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). ISOs may not be granted at an exercise price of less than the fair market value of the Common Stock on the date of grant, such exercise price to be determined by the Board of Directors. On October 18, 1996, the Board of Directors authorized (subject to stockholder ratification) a grant to Mr. Fuerst of all 500,000 options at an exercise price of $1.00 per share, which the Board determined to be the fair market value of the Common Stock as of such date. (See Proposal No. 4.) The options expire on October 17, 2006.


FEDERAL INCOME TAX CONSEQUENCES OF THE INCENTIVE PLAN

     The general summary of federal income tax consequences set forth above relating to Incentive Stock Options, the Effect of Alternative Minimum Tax and Withholding under the Company's Equity Incentive Plan (Proposal No. 2) is applicable to the ISOs granted to Mr. Fuerst under the Incentive Plan. Please refer to such discussions under Proposal No. 2.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AND IN FAVOR OF ADOPTION OF THE INCENTIVE STOCK OPTION PLAN.


                RATIFICATION OF PREVIOUSLY GRANTED STOCK OPTIONS
                                (PROPOSAL NO. 4)

     On October 18, 1996, the Board of Directors authorized grants to Faisal Chaudhary and J. Samuel Butler, directors of the Company, of nonqualified stock options to purchase 500,000 and 200,000 shares, respectively, of the Company's common stock, $.01 par value per share, at an exercise price of $1.00 per share. The Board of Directors determined that the exercise price of $1.00 per share was equal to the fair market value of the Company's Common Stock on such date. The options were immediately exercisable and will expire on October 17, 2006. To date, however, all such options remain unexercised.

     Also on October 18, 1996, the Board of Directors authorized a grant to Kim
M. Fuerst, President and CEO of the Company, of options to purchase 500,000 shares of Common Stock at an exercise price of $1.00 per share, determined by the Board of Directors to equal the fair market value of the Company's Common Stock on the date of the option grant. Mr. Fuerst's options are intended to qualify as incentive stock options under the requirements of

Section 422 of the Internal Revenue Code of 1986, as amended, and were granted pursuant to the Incentive Stock Option Plan approved by the Board on October 18, 1996 and submitted herewith for stockholder approval (See Proposal No. 3.). Mr. Fuerst's options were immediately exercisable and will expire on October 17, 2006. To date, all of Mr. Fuerst's options remain unexercised.

     The affirmative vote of the holders of at least a majority of the shares entitled to vote at the Meeting is required for ratification of the previously granted stock options in order that the grant transactions comply with the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), to preserve their status as exempt under Section 16(b) of the 1934 Act. Mystique stockholders are being asked to ratify these stock option grants in order to compensate Mystique officers and directors for their dedication and time expended in the service of Mystique, and their efforts to enhance stockholder value and realize opportunities.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AND IN FAVOR OF APPROVAL AND RATIFICATION OF SUCH PREVIOUSLY GRANTED STOCK OPTIONS.


                 APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 5)

     Action is to be taken by the stockholders at the Meeting with respect to the approval of the selection by the Company's Board of Directors of Coopers & Lybrand L.L.P. to be the independent auditor for the current fiscal year. Coopers & Lybrand L.L.P. has served as the Company's independent auditor since 1995. Coopers & Lybrand L.L.P. does not have and has not had at any time any direct or indirect financial interest in the Company and does not have and has not had at any time any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director, or associate of the Company, has any interest in Coopers & Lybrand L.L.P.

     A representative of Coopers & Lybrand L.L.P. will be present at the Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AND IN FAVOR OF THE APPROVAL OF SUCH APPOINTMENT.


                    APPROVAL OF THE AMENDMENT AND RESTATEMENT
                   OF THE COMPANY'S ARTICLES OF INCORPORATION
                                (PROPOSAL NO. 6)

     Action is to be taken by the stockholders at the Meeting with respect to the approval of an amendment and restatement of the Company's Articles of Incorporation. The Amended and Restated Articles of Incorporation, attached hereto as Appendix III, would restate the Company's Articles of Incorporation as recently amended by the Board of Directors, to eliminate the initial members of the Board and the initial registered agent. In addition, if approved at the Meeting, the name of the Company would be changed from Mystique Developments, Inc. to Colorado Wyoming Reserve Company, and the provisions permitting cumulative voting in the election of directors would be deleted.

     Under cumulative voting, each share of Common Stock carries the number of votes equal to the number of directorship vacancies to be filled at the meeting. Thus, each stockholder has a number of votes equal to the number of shares owned multiplied by the number of directorship vacancies to be filled at the meeting. The stockholder may distribute such votes as he wishes among the candidates for each of the directorships (i.e. the stockholder may cast all such votes for a single nominee or may distribute them among any two or more nominees). If a quorum is present at a meeting of shareholders, the nominees who receive the highest number of votes represented in person or by proxy at the meeting shall be the directors who will serve for the next year and until their successors are elected and qualified.

STATEMENT BY THE BOARD OF DIRECTORS IN FAVOR OF THE PROPOSAL TO ELIMINATE CUMULATIVE VOTING

     Cumulative voting permits the election of one or more directors by a relatively small group of shareholders. Directors so elected by a particular group might represent the narrow, special interests of that group rather than the interests of all shareholders. In addition, cumulative voting would introduce the possibility of factionalism within the Board, impairing the ability of Board members to work together effectively and discouraging qualified individuals from serving as directors.

     The Board believes that each director should represent the interests of all of the Company's stockholders. This principle is best served under a system of straight voting, which provides for the election of each director by a plurality of the votes cast by the stockholders as a whole rather than by a vote of a minority constituency.

     The use of cumulative voting has declined significantly over the years. Many companies have eliminated cumulative voting, and most states that once mandated cumulative voting in corporate elections have repealed that requirement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION OF THE COMPANY.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, ages and titles of the executive officers and the members of the Board of Directors of the Company.

                 NAME                                AGE                        POSITION

        Kim M. Fuerst...........................      46               President, Chief Executive Officer and
                                                                       Director
        Faisal Chaudhary........................      24               Secretary and Director
        J. Samuel Butler........................      52               Director
        David L. Milanesi.......................      50               Treasurer, Chief Financial and Accounting
                                                                       Officer

     KIM M. FUERST, 46, has been President, Chief Executive Officer and Director since September 1996. From 1994 to 1996 he was a Vice President of Van Kasper and Company, an investment banking firm. From 1989 to 1994 he served in various capacities at Great Northern Gas Company including Vice President of Finance and as a Director. From 1982 to 1990 he was President and Chief Operating Officer of Karen Oil Company which, during this period, drilled over 100 wells and operated those wells that were producing wells. Over the past 25 years he has worked in a variety of energy related positions, both as an independent producer and as an investment banker.

     FAISAL CHAUDHARY, 24, has been Secretary and Director since September 1996. He is a graduate of Chapman University with a degree in Commerce, and is working on his degree in law on a part time basis.

     J. SAMUEL BUTLER, 52, Director, formed Trinity Petroleum Management, LLC and ST Oil Company in 1996 and serves as President and Chief Executive Officer of both companies. From 1989 to 1994, he served as Director, President and Chief Executive Officer of Sterling Energy Corp. and the Chief Executive Officer of Sheffield Exploration Company, Inc. from September 1990 to May 1996. Also during the period of September, 1989 to

December, 1994, Mr. Butler was a founding principal in Petrie Parkman & Co., an investment banking firm specializing in upstream energy financing. Previously, he was President and Chief Operating Officer of Columbus Energy Corp. (Denver, Colorado) from 1985 to 1989, and today, continues to serve as a director Columbus. Mr. Butler joined the predecessor of Columbus, Consolidated Oil and Gas, Inc., in 1974 and held the position of Vice President of Exploration, Senior Vice President of Oil and Gas Operations and Executive Vice President and Chief Operating Officer. After receiving a degree in Petroleum Engineering from the Colorado School of Mines, Mr. Butler pursued graduate studies in the field of Mineral Economics at that institution. He is a past Director of the Independent Petroleum Association of America and past Director of the Independent Petroleum Association of the Mountain States.

     DAVID L. MILANESI, 50, has been Treasurer, Chief Financial and Accounting Officer of the Company since July 15, 1997. Mr. Milanesi served as Treasurer and Chief Financial Officer of Sheffield Exploration Company, Inc. (or its predecessor, Knight Royalty Corporation) from December 1981 to June 1996, and as Vice President from September 1990 to June 1996. He served as Controller from December 1981 until September 1988 and as Secretary from January 1983 to September 1988 and from March 1991 to June 1996. Mr. Milanesi is a Certified Public Accountant and has a Masters Degree in Business Administration from Northwestern University.

     All directors of the Company serve one year terms and hold office until the annual meeting in the year in which their respective terms expire or until their respective successors are duly elected and qualified. There is no arrangement or understanding between any director of the Company and any other person or persons pursuant to which such director was or is to be selected as a director or a nominee for director. All officers of the Company serve at the discretion of the Board of Directors and until the next annual meeting of directors of the Company. There are no family relationships between any director, officer or person nominated or chosen to become a director or officer and any other such persons.

COMMITTEES AND MEETINGS

     During the fiscal year ended June 30, 1997, the Board of Directors held two meetings. Faisal Chaudhary attended less than 75% of such meetings. The Board of Directors of the Company has no established committees to which it has delegated any authority.

DISCLOSURE OF FILINGS BY INSIDERS

     The Company's directors, executive officers and persons who are beneficial owners of more than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports of their holdings and transactions in Common Stock with the Commission and to furnish the Company with such reports. Based solely upon its review of the copies the Company has received or upon written representations it has obtained from certain of these persons, the Company believes that, as of June 30, 1997, the following directors and/or executive officers failed to timely file the following forms: Kim M. Fuerst - Form 3, Form 4 and Form 5 reflecting three transactions; J. Samuel Butler Form 3 and Form 5 reflecting two transactions; Faisal Chaudhary - Form 3, Form 4 and Form 5 reflecting three transactions.

CHANGE IN CONTROL

     In a private transaction in September 1996, a change of control of the Company occurred when Kim M. Fuerst and Faisal Chaudhary each purchased 112,500 shares of Common Stock from Mystique Resources Company, reducing the ownership percentage of Mystique Resources Company from 46.6% to approximately 6%, and increasing the respective ownership interests of Messrs. Fuerst and Chaudhary from zero to approximately 20% each at such time.

     Concurrently therewith, Dennis R. Staal, President of Mystique Resources Company, resigned as a director and President of the Company, and Mr. Fuerst and Mr. Chaudhary were installed as directors, with Mr. Fuerst being appointed President and Mr. Chaudhary being appointed Secretary and Treasurer. As of August 15, 1997, each of

Messrs. Fuerst and Chaudhary beneficially own approximately 30% of the Company's outstanding Common Stock as a result of stock options granted in October 1996, subject to shareholder approval at the Meeting. Messrs. Fuerst and Chaudhary are independent shareholders of the Company, and do not constitute members of a "control group."

EXECUTIVE COMPENSATION

     The following table sets forth the aggregate compensation paid by the Company to the individuals serving as the Company's chief executive officers for each of the Company's last three fiscal years:


                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION
NAME AND POSITION(1)     YEAR     SALARY($)       BONUS($)      OTHER($)
Kim M. Fuerst            1997      90,000(2)         0              0
  President & CEO
Dennis R. Staal          1996      19,250            0          1,750(3)
  former President       1995      21,200            0              0

--------------


(1) No other executive officer of the Company received more than $100,000 during the fiscal year ended June 30, 1997.
(2)  Represents payment for nine months of service.
(3) Represents 7,000 shares of Common Stock valued at $.25 per share that were issued in August 1996 for service by Mr. Staal to the Company.


OPTION GRANTS

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended June 30, 1997 to the Company's named executive officers:


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                        NUMBER OF
                       SECURITIES    % OF TOTAL OPTIONS
                       UNDERLYING     /SARS GRANTED TO
                      OPTIONS/SARS      EMPLOYEES IN       EXERCISE OR BASE     EXPIRATION
NAME                 GRANTED #(1)      FISCAL YEAR(2)         PRICE($/SH)          DATE

Kim M. Fuerst            500,000             50%                 1.00            10-17-06


--------------


(1)  The options are fully vested and presently exercisable with a 10-year term.
(2) The Company granted options representing 1,000,000 shares to employees in the fiscal year ended June 30, 1997.

     The following table shows the number of shares covered by all exercisable and unexercisable stock options held by the named executive officers as of June 30, 1997, as well as the value of unexercised "in the money" options at such date. No named executive officer exercised stock options during the last fiscal year.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES



                                            Number of Securities
                           Shares          Underlying Unexercised        Value of Unexercised In the
                          Acquired       Options/SARs at FY-End (#)     Money Options/SARs at FY-End
Name                    on Exercise       Exercisable/Unexercisable      Exercisable/Unexercisable

Kim M. Fuerst               -0-                   500,000/0                     $1,000,000/0*


--------------


(*) Amount shown represents aggregated fair market value at the share price on June 30, 1997 of $3.00 per share less aggregate exercise price of $1.00 per share for the unexercised in-the-money options held. These values have not been, and may never be, realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of exercise.

EMPLOYMENT CONTRACTS

     The Company entered into an employment contract with Mr. Fuerst on October 1, 1996 pursuant to which Mr. Fuerst would receive a salary of $10,000 per month and would be granted incentive stock options to purchase up to 500,000 shares of the Company's common stock at an exercise price of $1.00 per share. The contract is for an initial term of three years commencing October 1, 1996.

COMPENSATION OF DIRECTORS

     The Directors of Mystique, who do not receive annual salaries from Mystique, receive fees of $100 per Board Meeting attended in person, and reimbursement for travel expenses. These fees may be increased or decreased from time to time by a majority vote of the Board of Directors. Other than the fees mentioned above, no consulting fees, finder's fees or commissions were paid to Directors of the Company during the fiscal year ended June 30, 1997.

     The Board of Directors has approved and is seeking adoption of the Equity Incentive Plan (the "Plan") in which Directors will be eligible to participate (see Proposal No. 2). A total of 2,500,000 shares of Common Stock have been authorized and reserved for issuance under the Plan, subject to adjustments to reflect changes in the Company's capitalization resulting from stock splits, stock dividends and similar events, and subject to stockholder approval. The Plan will be administered by the Board of Directors or an Incentive Plan Committee appointed by the Board.

     Options granted to directors under the Plan will expire ten years from the date of grant. The option exercise price for non-statutory options will be determined by the Board of Directors and may be paid in cash or by surrendering to the Company outstanding Common Stock already owned by the optionee, valued at fair market value, by delivering a promissory note, or by a combination of such means of payment, as may be determined by the Board. Options granted pursuant to the Plan may not be exercised more than three months after the option holder ceases to be a director of the Company, except that in the event of the death or permanent and total disability of the option holder, the option may be exercised by the holder (or his estate, as the case may be), for a period of up to one year after the date of death or permanent or total disability. Options granted to directors under the Plan will be treated as non-statutory stock options under the Internal Revenue Code.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as to the number of shares of Common Stock of the Company beneficially owned as of June 30, 1997, by
(i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each of the Company's directors; (iii) the five most highly compensated executive officers, including the Chief Executive Officer; and (iv) all of the executive officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such holders, have sole investment and voting power with respect to such shares, subject to community property laws, where applicable.

                                                                                                    PERCENTAGE
                                                                             NUMBER OF             BENEFICIALLY
       NAME AND ADDRESS                                                      SHARES(A)               OWNED(B)

Kim M. Fuerst....................................................            612,500(c)               30%
    1820 South Elena Avenue, Suite B
    Redondo Beach, California  90277

Faisal Chaudhary.................................................            612,500(d)               30%
    1101 Dove Street, Suite 230
    Newport Beach, California 92660

J. Samuel Butler.................................................            300,000(e)               16%
    1801 Broadway, Suite 600
    Denver, Colorado  80202

All Officers and Directors as a Group (4 persons)................          1,525,000                  54%


--------------


(a) All shares are owned both of record and beneficially unless otherwise specified by footnote to this table.
(b)  Based on 1,545,076 shares of Common Stock outstanding.
(c) Includes 500,000 shares issuable upon exercise of stock options granted under an Incentive Stock Option Plan.
(d) Includes 500,000 shares issuable upon exercise of stock options granted under a Director Stock Option Plan.
(e) Includes 200,000 shares issuable upon exercise of stock options granted under a Director Stock Option Plan, and 100,000 shares issuable upon exercise of a warrant granted to Trinity Petroleum Management LLC, in which Mr. Butler holds a 99% ownership interest.


                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

     Set forth below is a description of transactions entered into between the Company and certain of its officers, directors, and/or employees during the last two fiscal years.

     TRANSACTIONS WITH MANAGEMENT AND OTHERS. No Director or Officer of Mystique, nominee for election as a Director, security holder who is known to Mystique to own of record or beneficially more than 5% of any class of Company's voting securities, or any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same home as such person or who is a director or officer of any parent or subsidiary of Mystique, has had any transaction or series of transactions exceeding $60,000 during the last two fiscal years, or has any presently proposed transaction, to which Mystique was or is to be a party, in which any of such persons had or is to have any direct or indirect material interest, except the following:

     During the fiscal year ended June 30, 1996, the Company received property valued at $490,000 in exchange for a receivable from a company of which a former president of the Company served as an officer. During the last fiscal year, the Company recognized an impairment expense of $453,000 on such property.

     On March 15, 1997, the Company entered into an Agreement for Administrative Services (the "Trinity Agreement") with Trinity Petroleum Management LLC, a Colorado limited liability company ("Trinity"). Pursuant to the terms of the Trinity Agreement, Trinity will perform certain management functions for the Company for a fee of $2000 per month and reimbursement of third party expenses. The Trinity Agreement is for an initial term of six months, continuing thereafter on a month-to-month basis, terminable upon 30 days written notice by either party. The sole owner of Trinity, J. Samuel Butler, serves as a member on the Board of Directors of the Company. The Agreement was approved by the Board of Directors, with Mr. Butler abstaining from the vote. Also in connection with the Agreement, the Company's Board of Directors, with Mr. Butler abstaining, approved the issuance of a warrant to Trinity for the purchase of up to 100,000 shares of the Company's Common Stock at a price of $1.00 per share.


                    DATE OF RECEIPT OF STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the Proxy Statement for the 1998 Annual Meeting of Stockholders must be received at the principal executive offices of the Company on or before June 5, 1998.


                          ANNUAL REPORT ON FORM 10-KSB

     1997 Annual Report to Stockholders. The Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, is enclosed. The Company's Form 10-KSB, which includes audited financial statements, does not form any part of the materials for the solicitation of Proxies.


     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILING.


                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             /s/ Faisal Chaudhary

                                             Faisal Chaudhary
                                             Secretary
September 25, 1997

PROXY                       MYSTIQUE DEVELOPMENTS, INC.
                                       PROXY
--------------------------------------------------------------------------------


     The undersigned hereby appoints KIM M. FUERST and J. SAMUEL BUTLER, and each of them, the proxies of the undersigned, with power of substitution, hereby revoking any proxy heretofore given, to vote all shares which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of MYSTIQUE DEVELOPMENTS, INC. (the "Company") to be held at 1801 Broadway, Suite 600, Denver, Colorado at 10:30 a.m. on Friday, October 17, 1997, and at any adjournments thereof, with all powers the undersigned would possess if personally present, and the undersigned authorizes and instructs said proxies to vote in their discretion upon any other matters as may properly come before the meeting, and specifically as follows:

     1. - Election of Directors: Kim M. Fuerst, Faisal Chaudhary and J. Samuel Butler. (To withhold authority to vote for any individual nominee, strike a line through the nominee's name.) INSTRUCTION: Unless otherwise specified in the space provided below, this proxy shall authorize the proxies named herein to cumulate all votes which the undersigned is entitled to cast at the Meeting for, and to allocate such votes among, one or more of the nominees listed for election as director, as such proxies shall determine, in their sole and absolute discretion, in order to maximize the number of such nominees elected to the Company's Board of Directors. To specify a different method of cumulative voting for directors, write 'Cumulative For' and the number of Shares and the name(s) of the nominee(s) in the space provided below.

         FOR /   /                   AGAINST /   /                 ABSTAIN /   /

     2. - To approve the Company's Equity Incentive Plan.

         FOR /   /                   AGAINST /   /                 ABSTAIN /   /

     3. - To approve the Incentive Stock Option Plan.

         FOR /   /                   AGAINST /   /                 ABSTAIN /   /

     4. - To ratify previously granted stock options.

         FOR /   /                   AGAINST /   /                 ABSTAIN /   /

     5. - To approve the appointment of Coopers & Lybrand LLP as independent auditors of the Company.

         FOR /   /                   AGAINST /   /                 ABSTAIN /   /

     6. - To approve the amendment and restatement of the Company's Articles of Incorporation to change the name of the Company to Colorado Wyoming Reserve Company and to delete the provisions permitting cumulative voting in the election of directors.

         FOR /   /                   AGAINST /   /                 ABSTAIN /   /

     7.- To transact such other matters as may properly come before the meeting.


                                                     (CONTINUED ON REVERSE SIDE)

Date
     -----------------------

Signature
          ------------------

Signature
          ------------------

Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED, AND "FOR" PROPOSALS 2 THROUGH 6.